THE SECURITIES TO BE ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SUBSCRIPTION AGREEMENT

Name of Subscriber: David A. McGough

Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151

Ladies and Gentlemen:

This Subscription Agreement (this “Agreement”) is by and between the undersigned (the “Subscriber”) and Intersections Inc., a Delaware corporation (the “Company”).  The Company is conducting a private placement (the “Private Placement”) of up to 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $2.50 per share.  The shares are being offered to certain existing stockholders of the Company and selected members of the general public who, in each case, are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Subscriber must subscribe for a minimum of $50,000 of Common Stock.  The Company reserves the right, in its sole discretion, to change or waive the purchase limitations.

If you determine to make an investment in this Private Placement, please deliver an executed version of this Agreement, your Investor Questionnaire (as defined below) and an IRS Form W-9 to the Company at:

Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151
Attention: Ron Barden, Chief Financial Officer
rbarden@intersections.com

SECTION 1.
SUBSCRIPTION AND PURCHASE PRICE

1.1           Subscription.  Subject to the terms and conditions herein, the Subscriber, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase from the Company, on the Closing Date (as defined below), the number of shares (the “Shares”) of Common Stock indicated under its name on the signature page hereof.

1.2           Purchase of Shares.  The Subscriber understands and acknowledges that the purchase price to be remitted to the Company in exchange for the Shares shall be $2.50 per Share, and the aggregate purchase price for the Shares to be purchased by the Subscriber at the Closing (as defined below) shall be the amount set forth under its name on the signature page hereof.

SECTION 2.
ACCEPTANCE AND CLOSING PROCEDURES

2.1           Acceptance or Rejection.

(a)           The Subscriber understands and agrees that the Company reserves the right to reject this subscription for the Shares, in whole or in part, for any reason at any time prior to the Closing (as defined below), notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s subscription.  The Subscriber understands and agrees that subscriptions are irrevocable.

(b)           In the event of rejection of this subscription, or in the event the sale of the Shares subscribed for by the Subscriber is not consummated by the Company for any reason (in which event this Agreement shall be deemed to be rejected), this Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the Subscriber the purchase price to the extent remitted to the Company by the Subscriber, without interest thereon or deduction therefrom.

2.2           Closing; Closing Date.  The closing (the “Closing”) of the purchase and sale of the Shares following the acceptance by the Company of the Subscriber’s subscription, as evidenced by the Company’s execution of this Agreement, shall take place at 9:00 a.m., New York City time, on December 15, 2015 (or such earlier date as is determined by the Company) (such date, the “Closing Date”), at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.  On the Closing Date, (i) Subscriber shall pay its aggregate purchase price to the Company for the Shares by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver, or cause to be delivered, to the Subscriber the Shares which it is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of the Subscriber or its designee.

2.3           Termination. The subscription period for the Private Placement will terminate on December 15, 2015, unless extended by the Company in its sole discretion, for up to thirty (30) days, without notice to the undersigned.

2.4           Subscription by Loeb Holding Corporation and Osmium Partners.

(a)           Loeb Holding Corporation and/or one or more of its affiliated entities (collectively, “Loeb”) has irrevocably subscribed for up to 2,740,000 Shares, for an aggregate purchase price of $6,850,000.00 (such subscription by Loeb to be no more than 2,740,000 shares and no less than 2,000,000 Shares, with an aggregate purchase price of no more than $6,850,000 and no less than $5,000,000). Prior to this subscription, Loeb Holding Corporation beneficially owns 6,940,541 shares, or approximately 34.3%, of the Company’s outstanding shares of Common Stock and is the Company’s largest stockholder.  Thomas L. Kempner, one of the Company’s directors, is the Chairman and Chief Executive Officer and the beneficial owner of a majority of the voting stock of Loeb Holding Corporation. James L. Kempner, one of the Company’s directors, is the President and Chief Operating Officer of Loeb Holding Corporation, and the son of Thomas L. Kempner.  Bruce L. Lev, one of the Company’s directors, is a Managing Director of Loeb Holding Corporation.

(b)           Investment funds affiliated with Osmium Partners, LLC (“Osmium Partners”) have irrevocably subscribed for 60,000 Shares, for an aggregate purchase price of $150,000.00.  Prior to this subscription, Osmium Partners, together with its affiliated investment funds, beneficially owns 3,252,280 shares, or approximately 16.1% of the Company’s outstanding shares of Common Stock. John H. Lewis, one of the Company’s directors, is a controlling member, and the Founder and Managing Partner, of Osmium Partners.

(c)           David A. McGough has irrevocably subscribed for 200,000 shares, for an aggregate purchase price of $500,000.00. Prior to this subscription, David McGough beneficially owns 255,517 shares, or approximately 1.3% of the Company’s outstanding shares of Common stock. David A. McGough is a director of the Company.

(d)           For additional information regarding the relationship between the Company, on the one hand, and each of Loeb Holding Corporation, Osmium Partners and David A. McGough, on the other hand, see the Company’s definitive proxy statement on Schedule 14A for the 2015 annual meeting of stockholders, filed with the SEC on April 15, 2015 and the Company’s other SEC Documents (as defined herein).

2.5           Registration for Resale.  The Company agrees to file a registration statement with the Securities and Exchange Commission (the “Commission”) to register the Shares for resale under the Securities Act within 90 days of the Closing Date and to use its commercially reasonable efforts to ensure the effectiveness of the registration statement for the Shares so that the Shares will be freely tradeable and fully registered as soon as practicable thereafter.  The Company shall promptly prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares until such time as all of the Shares have been disposed of.  After the registration statement is declared effective, purchasers of Shares in the offering could sell their Shares by delivery of the resale prospectus included in such registration statement.

2.6           Subsequent Sales. The Company hereby agrees with the Subscriber that the Company shall not, from the date hereof until 90 days after the Closing Date, sell any shares of Common Stock for cash at a price per share less than $2.50 per share, other than with the prior written consent of the Company and the Subscriber.

SECTION 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to, and agrees with, the Subscriber that:

3.1           Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a  material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its Subsidiaries (as defined herein) taken as a whole, or (ii) the ability of the Company to perform its obligations hereunder (a “Material Adverse Effect”). As used herein,  (i) “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; and (ii) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

3.2           Authorization. The Company has full power and authority and has taken or will take prior to the Closing all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy.

3.3           Capitalization.  Schedule 3.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s equity plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 3.3, or in the SEC Documents, all of the issued and outstanding shares of capital stock of each of its Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 3.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 3.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by the Private Placement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.  Except as granted pursuant to the Company’s equity plans and as described on Schedule 3.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 3.3, as contemplated by Section 2.5 and as described in the SEC Documents, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Shares hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than as part of the Private Placement) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

3.4           Valid Issuance.  The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Subscriber), except for restrictions on transfer imposed by applicable securities laws.

3.5           Consents.  The execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (i) in connection with the listing of the Shares on the NASDAQ Capital Market and (ii) filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Subscriber (and other subscribers under similar subscription agreements) set forth in Section 4 hereof (and thereof), the Company has taken all action necessary to exempt from the registration requirements of the Securities Act the issuance and sale of the Shares.

3.6           SEC Documents; Financial Statements.  Since January 1, 2015, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date of the Closing and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has made available to the Subscriber or its representatives true, correct and complete copies of any SEC Documents not available on the SEC’s Electronic Data Gathering Analysis (“EDGAR”) system. As of their respective filing dates, the SEC Documents complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects on a consolidated basis the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.7           Absence of Certain Changes.  Except as disclosed in the SEC Documents or as described on Schedule 3.7, since June 30, 2015: (a) there has occurred no event that would, to the Company’s knowledge, reasonably be expected to result in a Material Adverse Effect; (b) the Company and its Subsidiaries, taken as a whole, have not incurred any liabilities, contingent or otherwise, other than (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements, and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles, consistently applied, or disclosed in filings made with the Commission; (c) there has not been any material change in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or any of its Subsidiaries; and (d) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company, by the Company’s Subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its Subsidiaries of any class of capital stock.

3.8           Use of Proceeds.  The net proceeds of the sale of the Shares hereunder shall be used by the Company for working capital and general corporate purposes.

3.9           NASDAQ Listing.  On or prior to the Closing, the Company shall promptly secure the listing of the Shares related to such Closing on the NASDAQ Capital Market (subject to official notice of issuance) (but in no event later than the applicable date of Closing).

SECTION 4.
REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber hereby represents and warrants to, and agrees with, the Company that:

4.1           No Public Sale or Distribution. Subscriber is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Subscriber does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms hereof.  Subscriber is acquiring the Shares hereunder in the ordinary course of its business. Subscriber does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

4.2           Accredited Investor Status, Etc.  Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Subscriber has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit A (the “Investor Questionnaire”), which Subscriber represents and warrants is true, correct and complete.  The Subscriber maintains its principal executive office at the location specified on the Subscriber Information page hereto.

4.3           Reliance on Exemptions.  Subscriber understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire the Shares.

4.4           Information.  Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by Subscriber.  Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by Subscriber or its advisors, if any, or its representatives shall modify, amend or affect Subscriber’s right to rely on the Company’s representations and warranties contained herein. Subscriber understands that its investment in the Shares involves a high degree of risk and is able to afford a complete loss of such investment. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Subscriber confirms and agrees that (i) it has independently evaluated the merits of its decision to purchase the Shares, (ii) it has not relied on the advice of, or any representations by (except as expressly set forth herein), the Company or any affiliate thereof or any representative of the Company or its affiliates in making such decision, and (iii) neither the Company nor any of its representatives has any responsibility with respect to the completeness or accuracy of any information or materials furnished to Subscriber in connection with the transactions contemplated hereby (except as expressly set forth herein).

4.5           No Governmental Review. Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4.6           Transfer or Resale.  Subscriber understands that except as provided herein: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Subscriber shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Subscriber provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Shares and such pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Subscriber effecting a pledge of Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, this Section 4.6.

4.7           Legends.  Subscriber understands that the certificates or other instruments representing Shares, until such time as the resale of the Shares has been registered under the Securities Act as contemplated by Section 2.5, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates or other instruments):

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SHARES.

The legend set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

4.8           Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Subscriber and shall constitute the legal, valid and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.9           No Conflicts. The execution, delivery and performance by Subscriber of this Agreement and the consummation by Subscriber of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Subscriber or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Subscriber is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Subscriber, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Subscriber to perform its obligations hereunder.

4.10           Short Sales.  Between the time Subscriber learned about the offering contemplated by this Agreement and the public announcement of the offering, Subscriber has not engaged in any short sales or similar transactions with respect to the Common Stock, nor has Subscriber, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock. Subscriber shall not engage in any short sales involving the Shares in violation of the Securities Act. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.

4.11           No General Solicitation and Advertising. Subscriber represents and acknowledges that is has not been solicited to offer to purchase or to purchase any Securities by means of any general solicitation or advertising within the meaning of Regulation D under the Securities Act.

4.12           Rule 506(d) Representation. Subscriber represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act.

4.13           Residency.  Subscriber is a resident of that jurisdiction specified below its address on the Subscriber Information page hereof and is not acquiring the Shares as a nominee or agent or otherwise for any other person.

4.14           Brokers.  There is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of Subscriber who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 5.
SURVIVAL AND INDEMNIFICATION

5.1           Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

5.2           Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Subscriber and its affiliates and its and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company hereunder, and will reimburse any such Person for all such amounts as they are incurred by such Person.

5.3           Indemnification by the Subscriber.  The Subscriber agrees to indemnify and hold harmless the Company and its affiliates and its and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all Losses to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company hereunder, and will reimburse any such Person for all such amounts as they are incurred by such Person.

5.4           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party has agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (iii) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

SECTION 6.
MISCELLANEOUS

6.1           Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the other party; provided, however, that the Subscriber may assign its rights (but not its obligations) hereunder in whole or in part to one or more affiliates in a transaction complying with applicable securities laws upon written notice and without the prior written consent of the Company.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Subscriber in connection with such transaction.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2           Counterparts; Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, or by electronic mail delivery of a “.pdf” file, each of which shall be deemed an original.

6.3           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, and (iii) if given by a recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Intersections Inc.
3901 Stonecroft Boulevard
Chantilly, Virginia 20151
Attention: Chief Financial Officer
Email: rbarden@intersections.com

With a copy (which shall not constitute notice):

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention: Todd E. Lenson
Email: tlenson@stroock.com

If to the Subscriber, to the address set forth on Subscriber Information page hereto.

6.5           Expenses.  Each of the parties hereto shall pay their own costs and expenses in connection herewith, provided, however, that the Company shall pay the legal fees and expenses incurred by Osmium Partners, in an amount not to exceed $5,000, in connection with the transactions contemplated herein.

6.6           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Subscriber. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under similar agreements at the time outstanding, each future holder of all such Shares, and the Company.

6.7           Publicity.  No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Subscriber without the prior consent of the other, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market (it being understood that the Company shall issue a press release and file one or more Current Reports on Form 8-K (with exhibits) describing the terms of the transactions contemplated hereby).  In addition, the Company will make such other filings and notices in the manner and time required by the Commission or the NASDAQ Capital Markets.

6.8           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

6.9           Entire Agreement.  This Agreement, including the exhibits and the disclosure schedules, and the other subscription agreements contemplated hereby, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

6.10           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

6.11           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Virginia without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Virginia located in Fairfax County and the United States District Court for the Eastern District of Virginia for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the 13th day of November, 2015.

SUBSCRIBER (if an individual):		SUBSCRIBER (if an entity):

Legal Name of Entity

By:	/s/ David A. McGough	By:
	Name: David A. McGough	Name:
Title:

State/Country of Domicile or Formation: N/A

Aggregate Subscription Amount: US$500,000.00

Number of Shares: 200,000

ACCEPTED AND AGREED TO:

The offer to purchase Shares as set forth above is confirmed and accepted by the Company as to 200,000 Shares.

Date:  November 13, 2015

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
	Name:	Ron Barden
	Title:	Chief Financial Officer

SUBSCRIBER INFORMATION PAGE

Subscription Agreement
Schedule 3.3
As of October 31, 2015

(a) Authorized capital stock of the Company	50,000,000 common shares 5,000,000 preferred shares
(b) Number of shares of capital stock issued and outstanding	23,700,034 shares issued 20,206,128 shares outstanding
(c) Number of shares of capital stock issuable pursuant to the Company’s equity plans	1,769,878 shares issuable
(d) Number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, convertible into or exchangeable for any shares of capital stock of the Company	2,107,156 unvested restricted stock units outstanding 778,590 vested options outstanding

* Note: Per the Health at Work Wellness Actuaries LLC Asset Purchase Agreement, Section 2.2 Earn-Out Payments states that Intersections shall pay an earn-out to the Seller over three one-year measurement periods, ending February 29, 2016, February 28, 2017, and February 28, 2018, payable in INTX stock.  The maximum number of shares payable to the Seller for each of the one-year measurement periods is 333,333 shares for a maximum total of 1,000,000 shares over the three year period.

EXHIBIT A

INVESTOR QUESTIONNAIRE

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned understands that the purpose of this Questionnaire is to permit Intersections Inc. (“INTX “) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Act”). The undersigned represents to you that (i) the information contained herein is complete and accurate and may be relied upon by INTX, and (ii) the undersigned will notify INTX immediately of any change in any of such information.

All information furnished is for the sole use of INTX and its counsel and will be held in confidence by INTX and its counsel, except that this Questionnaire may be furnished to such parties as INTX deems desirable to establish compliance with federal or state securities laws.

A.           For Individuals:

The undersigned individual is an “Accredited Investor” for one or more of the following reasons (check all that apply):

●
The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. For purposes of the foregoing, “net worth” shall be deemed to include all of your assets, liquid or illiquid (including such items as furnishings, automobile and restricted securities, but excluding the value of your primary residence) minus any liabilities (including such items as loans and other debts and liabilities, but excluding any mortgage on your primary residence to the extent that it does not exceed the fair market value of such residence).

●
The undersigned is an individual (not a partnership, corporation, etc.) who had (i) an individual income in excess of $200,000 or (ii) joint income together with their spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level in the current year. For purposes of the foregoing, “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes of this question. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

●
The undersigned is a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

●	The undersigned individual is not an “Accredited Investor” because none of the above apply.

B.           For Entities:

The undersigned is an “Accredited Investor” because the undersigned falls within at least one of the following categories (Check all appropriate lines):

●
(i) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

●	(ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

●	(iii) an insurance company as defined in Section 2(a)(13) of the Act;

●
(iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

●	(v) a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1956, as amended;

●
(vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

●
(vii) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000 or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors.

●	(viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 as amended;

●
(ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

●
(x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

●	(xi) an entity in which all of the equity investors are persons or entities described above.

●
The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire. (Describe the entity below).

●	The undersigned entity is not an “Accredited Investor” because none of the above apply.

The foregoing representations are true and accurate as of the date hereof.

Dated: November __, 2015

Name of Investor

Signature

Printed Name

Title (if applicable)

Name of joint investor or other person whose signature is required

Signature

Title (if applicable)